Exhibit 99.1

VANTAGE HOSPITALITY GROUP, INC. & SUBSIDIARIES

(A SUBSIDIARY OF THIRTY-EIGHT STREET, INC.)

CONSOLIDATED BALANCE SHEETS

AS OF

ASSETS

	JUNE 30, 2016	JUNE 30, 2015
CURRENT ASSETS:
Cash and cash equivalents	$4,077,364	$5,333,563
Accounts receivable, less
Allowance for doubtful accounts of $811,797 and $724,381 respectively	2,388,739	2,475,413
Notes receivable - current portion (related parties)	376,097	456,179
Prepaid expenses	813,451	405,559
Deferred tax asset	213,250	325,099

Total current assets	7,868,901	8,995,813

FURNITURE, FIXTURES & EQUIPMENT: Net of
Accumulated depreciation	682,010	681,685

OTHER ASSETS:
Security deposits	62,330	58,052
Deferred tax asset - net of current	95,433	—
Cash surrender value of life insurance	45,352	—
Notes receivable - net of current portion (related parties)	4,241,937	2,654,963
Investments	520,272	1,697,791
Other intangibles, net of accumulated amortization	1,961,060	2,419,595

Total other assets	6,926,384	6,830,401

TOTAL ASSETS	$15,477,295	$16,507,899

See the accompanying notes and independent accountant’s review report.

VANTAGE HOSPITALITY GROUP, INC. & SUBSIDIARIES

(A SUBSIDIARY OF THIRTY-EIGHT STREET, INC.)

CONSOLIDATED BALANCE SHEETS

AS OF

LIABILITIES AND EQUITY

	JUNE 30, 2016	JUNE 30, 2015
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$2,482,205	$2,543,281
Accounts payable (related parties)	789,725	942,836
Deferred revenue	571,370	365,498
Note payable, current portion (related parties)	112,500	106,250
Note payable, line of credit	—	525,000
Income taxes payable	—	1,086,234

Total current liabilities	3,955,800	5,569,099

LONG - TERM LIABILITIES:
Note payable - net of current portion (related parties)	56,250	168,750
Deferred tax liability	—	167,718

Total long-term liabilities	56,250	336,468

COMMITMENTS AND CONTINGENCIES:	—	—

STOCKHOLDERS’ EQUITY :
Preferred stock Class B, $1 par value, 20,000 shares authorized, 14,101 and 16,198 shares outstanding, respectively	14,101	16,198
Common stock, $1 par value, 100,000 shares authorized, authorized, 88 and 80 outstanding, respectively	88	80
Additional paid-in capital	—	—
Retained earnings	11,477,833	10,599,233
Accumulated other comprehensive income (loss)	(33,955)	(24,228)

Total Vantage Hospitality Group, Inc. & Subsidiaries stockholders’ equity	11,458,067	10,591,283

Non-controlling interest in subsidiaries:
VISI - Preferred stock Class A, $.001 par value 15 shares authorized, 9 shares issued and outstanding	10,000	10,000
BN - Non-controlling interest	(2,822)	1,049

Total non-controlling interest	7,178	11,049

Total equity	11,465,245	10,602,332

TOTAL LIABILITIES AND EQUITY	$15,477,295	$16,507,899

See the accompanying notes and independent accountant’s review report.

VANTAGE HOSPITALITY GROUP, INC. & SUBSIDIARIES

(A SUBSIDIARY OF THIRTY-EIGHT STREET, INC.)

CONSOLIDATED STATEMENTS OF INCOME

FOR THE SIX MONTHS ENDED

	JUNE 30, 2016	JUNE 30, 2015
REVENUES:
Royalty and reservation fees	$10,359,963	$10,432,067
Marketing and promotion	4,787,427	4,591,585
Other membership and conference operations	385,026	421,467
Initial membership fees	627,790	406,059
Other commissions and management fees	268,213	495,707

Total revenues	16,428,419	16,346,885

OPERATING EXPENSES:
Selling, reservation, general and administrative	9,258,127	9,210,442
Marketing	5,314,272	5,264,853
Other membership and conference operations	153,346	155,160
Depreciation and amortization	350,588	350,800

Total operating expenses	15,076,333	14,981,255

INCOME FROM OPERATIONS	1,352,086	1,365,630

OTHER INCOME AND (EXPENSES):
Equity method income (loss)	(613,738)	1,410,355
Other income and (expenses)	(17,887)	7,357
Interest (expense)	(1,785)	(8,058)
Interest income	46,872	29,143

Total other income and (expenses)	(586,538)	1,438,797

INCOME BEFORE INCOME TAXES AND NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	765,548	2,804,427

PROVISION FOR INCOME TAXES	(295,068)	(1,141,689)

INCOME BEFORE NET LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	470,480	1,662,738

ADD: NET (INCOME) LOSS ATTRIBUTABLE TO NON-CONTROLLING INTEREST	(362)	(4,216)

NET INCOME ATTRIBUTABLE TO VANTAGE HOSPITALITY GROUP, INC. & SUBSIDIARIES	$470,118	$1,658,522

See the accompanying notes and independent accountant’s review report.

VANTAGE HOSPITALITY GROUP, INC. & SUBSIDIARIES

(A SUBSIDIARY OF THIRTY-EIGHT STREET, INC.)

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

FOR THE SIX MONTHS ENDED

	JUNE 30, 2016	JUNE 30, 2015
NET INCOME ATTRIBUTABLE TO VANTAGE HOSPITALITY GROUP, INC. & SUBSIDIARIES	$470,118	$1,658,522

OTHER COMPREHENSIVE INCOME (LOSS):
Foreign currency translation adjustments	16,070	(24,228)

Total other comprehensive income (loss):	16,070	(24,228)

COMPREHENSIVE INCOME	486,188	1,634,294

COMPREHENSIVE INCOME ATTRIBUTABLE TO NON-CONTROLLING INTEREST	—	—

COMPREHENSIVE INCOME ATTRIBUTABLE TO VANTAGE HOSPITALITY GROUP, INC. & SUBSIDIARIES	$486,188	$1,634,294

See the accompanying notes and independent accountant’s review report.

VANTAGE HOSPITALITY GROUP, INC. & SUBSIDIARIES

(A SUBSIDIARY OF THIRTY-EIGHT STREET, INC.)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE SIX MONTHS ENDED JUNE 30,

	Vantage Hospitality Group, Inc. & Subsidiaries
	Common Stock	Preferred Stock	Additional Paid-In Capital	Retained Earnings	Accumulated Other Comprehensive (loss)	Total Vantage Hospitality Group, Inc. & Subsidiaries Stockholders’ Equity	Non- Controlling Interest	Total
Balance December 31, 2014*	$80	$16,198	—	$9,015,711.00	$—	$9,031,989	$6,833.00	$9,038,822
Net income (loss) for the six month period ended June 30, 2015	—	—	—	1,658,522	—	1,658,522	4,216	1,662,738
Other comprehensive income (loss), net	—	—	—	—	(24,228)	(24,228)	—	(24,228)
Purchase of treasury stock	—	—	—	(75,000)	—	(75,000)	—	(75,000)

Balance June 30, 2015	$80	$16,198	$—	$10,599,233	$(24,228)	$10,591,283	$11,049	$10,602,332

Balance December 31, 2015	$80	$14,101	$—	$11,007,723	$(50,025)	$10,971,879	$6,816	$10,978,695
Net income (loss) for the six month period ended June 30, 2016	—	—	—	470,118	—	470,118	362	470,480
Shares issued for the period ended	8			(8)
Other comprehensive income (loss), net	—	—	—	—	16,070	16,070	—	16,070
Purchase of treasury stock	—	—	—	—	—	—	—	—

Balance June 30, 2016	$88	$14,101	$—	$11,477,833	$(33,955)	$11,458,067	$7,178	$11,465,245

*	As restated, see Note 15.

See the accompanying notes and independent accountant’s review report.

VANTAGE HOSPITALITY GROUP, INC. & SUBSIDIARIES

(A SUBSIDIARY OF THIRTY-EIGHT STREET, INC.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30,

	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$486,188	$1,634,294

Adjustments to reconcile net income to net cash provided by operating activities:

Amortization and depreciation	350,588	350,800
Deferred tax (benefit) expense	(57,376)	(17,193)
Equity (income) loss affiliate	613,738	(1,410,355)
Loss on abandoned assets	—	—
Unrealized (gain) loss foreign currency transactions	(16,070)	24,228
Non-controlling interest	(362)	(4,216)
(Increase) decrease in:
Accounts receivable	(451,655)	(861,471)
Accounts receivable related party	148,376	—
Prepaid and refundable income taxes	(348,578)	—
Prepaid expenses	(93,683)	(57,623)
Security deposits	(4,278)	(3,550)
Increase (decrease) in:
Accounts payable and accrued expenses	(56,197)	773,052
Accounts payable (related parties)	121,893	575,042
Deferred revenue	203,455	(50,238)
Deferred revenue related party	(67,600)	—
Income taxes payable	(782,928)	867,034

Net cash provided by operating activities	45,511	1,819,804

CASH FLOWS FROM INVESTING ACTIVITIES:
Investments	(135,100)	(50,000)
Purchase of operating assets	(84,196)	(2,332,794)

Net cash (used) by investing activities	(219,296)	(2,382,794)

CASH FLOWS FROM FINANCING ACTIVITIES:
Notes receivable	—	—
Proceeds from credit line	—	—
Purchase of treasury stock	—	(75,000)
Note proceeds/ (advances) (related parties)	(2,038,696)	2,407,297
Proceeds from premium financing	—	—
Repayment of credit line	—	—
Repayment of notes and advances (related parties)	(56,250)	(50,000)
Repayment of premium financing	(39,894)	(49,392)

Net cash provided (used) by financing activities	$(2,134,840)	$2,232,905

Continued

See the accompanying notes and independent accountant’s review report.

VANTAGE HOSPITALITY GROUP, INC. & SUBSIDIARIES

(A SUBSIDIARY OF THIRTY-EIGHT STREET, INC.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE SIX MONTHS ENDED JUNE 30,

Continued

	2016	2015
NET INCREASE IN CASH	$(2,308,625)	$1,669,915
CASH - BEGINNING	6,385,989	3,663,648

CASH - ENDING	$4,077,364	$5,333,563

SUPPLEMENTAL DISCLOSURES:
Interest paid	$1,785	$8,058

Taxes paid	$701,024	$—

See the accompanying notes and independent accountant’s review report.

VANTAGE HOSPITALITY GROUP, INC. AND SUBSIDIARIES

(A SUBSIDIARY OF THIRTY-EIGHT STREET, INC.)

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS

JUNE 30, 2016

NOTE 1: ORGANIZATION AND BASIS OF PRESENTATION

ORGANIZATION

Vantage Hospitality Group, Inc. (“Vantage”) is a subsidiary of Thirty-Eight Street, Inc. (“TESI”) and was incorporated in the State of Florida on June 24, 1999. Vantage is in the business of providing branding and other services to the hospitality industry and is based in Coral Springs, Florida and Westlake Village, California. The accompanying Consolidated Interim Financial Statements include the accounts and transactions of Vantage as well as the entities in which Vantage has a direct or indirect controlling interest (collectively, the “Company”): Vantage Franchising, Inc. (formerly known as Lexington Franchising, Inc.) (“VFI”); Vantage Franchising (Canada) Inc. (formerly known as Canadas BV Inn Inc.) (“VFCI”); Vantage Insurance Services, Inc. (“VISI”); Brown Nester Hospitality Services, Inc. and its subsidiary (“BN” or “Brown Nester”); LHINDI, Inc. (“LHINDI”); and VantaCruise, Inc. (“Cruise”).

As of June 30, 2016, Vantage operated the following brand names, as well as their extensions (such as “Suites”): Americas Best Value Inn; Canadas Best Value Inn; Value Inn Worldwide; Value Hotel Worldwide; Lexington Hotel; Lexington Inn; Lexington Legacy Inn; and Lexington Legacy Hotel (with the Lexington designators combining to form the “Lexington by Vantage” brand, formerly known as The Lexington Collection); America’s Best Inn; Country Hearth Inn and Suites; Signature Inn; Jameson Inns; and 3 Palms Hotels & Resorts.

As of January 15, 2015, Vantage acquired the assets, including the intellectual property, related to certain brands previously owned and operated by America’s Best Franchising, Inc. (an unrelated third party) and its subsidiaries (collectively, “ABF”). Those brands were America’s Best Inn; Country Hearth Inn & Suites; and Jameson Inns, as well as the then-dormant brand, Signature Inn. As of December 31, 2015, Vantage acquired additional assets from ABF related to the 3 Palms Hotels & Resorts brand. Simultaneously with those transactions, LHINDI assumed existing franchise agreements (as to America’s Best Inn; Country Hearth Inn & Suites; and Jameson Inns) and existing service agreements (as to 3 Palms Hotels & Resorts). Collectively, the brands acquired from ABF are referred to as the “ABF Brands” and the licensing, franchise, and similar agreements assumed by LHINDI are referred to as the “ABF Licenses.”

As of June 30, 2016, Vantage, through its subsidiaries, offers new franchises for all of its brands other than America’s Best Inn (for which no new franchises will be offered) and 3 Palms Hotels & Resorts.

With the exception of one America Best Value Inn located in Las Vegas, Nevada, operated by a non-consolidated affiliate of Vantage, and one Lexington Hotel in Jacksonville, Florida, owned by a non-consolidated affiliate of Vantage, all of the branded hotels are independently owned. At June 30, 2016, Vantage-branded hotels were operating in 46 states in the U.S., as well as Mexico, Canada, India, and South Korea.

PRINCIPLES OF CONSOLIDATION

When evaluating an entity in which it does not maintain a direct or indirect controlling interest for consolidation, the Company first determines whether an entity is within the scope of the guidance for consolidation of variable interest entities (“VIE”). The Company will consolidate an entity deemed to be a VIE upon the determination that the Company has a controlling financial interest in, and exercises significant influence over, the operating and financial policies of the VIE. For entities in which the Company does not have a controlling financial interest, the investments in such entities are accounted for under the equity or cost method of accounting, as appropriate. All significant intercompany accounts and transactions have been eliminated in consolidation. In presenting the Consolidated Interim Financial Statements, management makes estimates and assumptions that affect the amounts reported and related disclosures. Estimates, by their nature, are based on judgement and available information. Accordingly, actual results could differ from those estimates. In managements opinion, the Consolidated Interim Financial Statements contain all normal recurring adjustments necessary for fair presentation as of June 30, 2016 and 2015 and for the six months ended June 30, 2016 and 2015 respectively.

Vantage Hospitality Group, Inc. and Subsidiaries Notes to Consolidated Interim Financial Statements	Page 8

VANTAGE HOSPITALITY GROUP, INC. AND SUBSIDIARIES

(A SUBSIDIARY OF THIRTY-EIGHT STREET, INC.)

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS

JUNE 30, 2016

NOTE 1: ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

RECLASSIFICATIONS

Certain accounts in prior-period financial statements have been reclassified for comparative purposes to conform to the current-period presentation.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

Vantage, directly and through its subsidiaries, provides hotel owners with various marketing services, a centralized reservation system, and limited non-exclusive rights to utilize the registered trade names and service marks that are either owned by Vantage or for which Vantage is the exclusive worldwide licensee. The majority of the existing agreements have an initial term of one year; new agreements (those being offered as franchises) have terms ranging from three years to 20 years.

The Company accounts for revenue using the accounting method prescribed under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic Franchisors. Revenue is recognized when all material services or conditions relating to the sale have been substantially performed or satisfied by the Company.

In most instances, initial membership fees and application fees are recognized upon acceptance of the application by Vantage. Initial membership fees and application fees are non-refundable once the applicant has been accepted.

Monthly fees primarily consist of membership fees (or royalties) and marketing fees. Under the majority of the existing agreements, these are based on a fixed fee per room. New agreements for several brands provide members the ability to be billed their membership fees based on a percentage of gross rooms revenue or a flat fee per room. Revenue is recognized when earned. Prepayments of monthly fees, including marketing fees, are reported as deferred income on the accompanying consolidated balance sheet until such time as the fees are earned.

Marketing fees generally are used by Vantage for expenses associated with providing services such as national marketing, media advertising, search engine optimization, and search engine marketing, as well as other activities related to brand and property marketing. Vantage is not under any obligation to spend marketing fees as collected.

Master license agreements and exclusive sales territory agreements typically have terms of 15-20 years. Any initial fees received from parties to those agreements are realized over the term of such agreements.

The Company also provides insurance and real estate brokerage and hotel development services through VISI and BN, respectively. Insurance commission revenue is recognized as of the effective date of the insurance policy or the date on which the policy premium is billed to the customer, whichever is later. Real estate commission revenue is recognized as of the closing date of a transaction. Fees for hotel development services are recognized when earned.

NON-U.S. OPERATIONS

The U.S. dollar is the functional currency of the consolidated and unconsolidated entities operating in the United States. The functional currency for brand members outside of the United States is generally the principal currency of the economic environment in which the entity operates. The Company translates the financial statements of consolidated entities whose functional currency is not the U.S. dollar into U.S. dollars. The Company translates assets and liabilities at the exchange rate in effect as of the consolidated financial statement date and translates consolidated income statement accounts using the weighted average exchange rate for the period. Gains and losses from foreign currency transactions are included in operating cost. The Company reports foreign currency translation adjustments in the consolidated statements of comprehensive income and reports the accumulated effect of changes in exchange rate as a separate component of stockholders’ equity.

Vantage Hospitality Group, Inc. and Subsidiaries Notes to Consolidated Interim Financial Statements	Page 9

VANTAGE HOSPITALITY GROUP, INC. AND SUBSIDIARIES

(A SUBSIDIARY OF THIRTY-EIGHT STREET, INC.)

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS

JUNE 30, 2016

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

INCOME TAXES

Deferred tax assets and liabilities are recognized for the expected future tax consequences of events that have been included in the financial statements or income tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted rates expected to apply to taxable income in the years in which those differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The calculation of tax liabilities involves significant judgment in estimating the impact of uncertainties in the application of complex tax laws. In the ordinary course of business, there are many transactions and calculations where the ultimate tax outcome is uncertain. Although the Company believes its estimates are reasonable, no assurance can be given that the final tax outcome will not be different than that which is in its historical income tax provisions and accruals. Tax assessments and resolution of tax contingencies may arise several years after tax returns have been filed. Predicting the outcome of such tax assessments involves uncertainty; however, it is management’s belief that the recorded tax liabilities adequately account for probable outcomes. Resolution in a manner inconsistent with the Company’s expectations could have a material impact on the Company’s results of operations.

CASH AND CASH EQUIVALENTS

For financial statement purposes, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. Vantage owned certificates of deposit totaling approximately $180,202 and $179,346 at June 30, 2016 and 2015, respectively. These funds were considered cash equivalents for financial statement purposes. Restricted cash amounted to $70,730 and $70,288 at each of June 30, 2016 and 2015. Additionally, as of June 30, 2015 the Company included in the cash balance funds held in escrow for the Company of $2,266,740, which were transferred to the Company shortly thereafter.

CONCENTRATION OF CREDIT RISK

The Company maintains cash balances at several banks. Balances maintained at each institution are insured by the Federal Deposit Insurance Corporation (FDIC) up to $250,000. From time to time, the Company maintains cash balances in excess of federally insured limits. At June 30, 2016 and 2015, cash balances in excess of FDIC limits totaled $3,820,364 and $5,083,563, respectively. The Company has not experienced any losses and does not believe it is exposed to any significant credit risk on its cash balances.

ACCOUNTS RECEIVABLE

Accounts receivable consist primarily of monthly fees due from hotel members and are recorded at the invoiced amounts. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the existing accounts receivable. The Company considers its credit risk associated with trade receivables to be partially mitigated by the dispersion of these receivables across a large number of geographically diverse licensees. At June 30, 2016 and 2015, the allowance for doubtful accounts totaled $811,797 and $724,381, respectively.

CAPITALIZATION POLICIES

Property and equipment are recorded at cost and depreciated using the straight line method over their estimated useful lives. Leasehold improvements are amortized over the shorter of the lease term or their useful lives. Major renovations and replacements are capitalized. Expenditures for replacements, maintenance, and repairs that do not extend the lives of the respective assets are charged to expense as incurred. Upon sale or retirement of property, the costs and related accumulated depreciation are eliminated from the accounts and any related gain or loss is recognized in the accompanying consolidated statement of income.

Vantage Hospitality Group, Inc. and Subsidiaries Notes to Consolidated Interim Financial Statements	Page 10

VANTAGE HOSPITALITY GROUP, INC. AND SUBSIDIARIES

(A SUBSIDIARY OF THIRTY-EIGHT STREET, INC.)

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS

JUNE 30, 2016

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

SPLIT-DOLLAR LIFE INSURANCE

The Company pays the premiums on split-dollar life insurance policies for the benefit of certain key executives. The Company records the cash surrender value of the policies on the balance sheet.

INTANGIBLES AND LONG-LIVED ASSETS

Long lived assets, including intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. For assets that are to be held and used, impairment is recognized when the estimated undiscounted cash flows associated with the asset or group of assets is less than their carrying values. If impairment exists, an adjustment is made to write the asset down to its fair value, and a loss is recorded as the difference between the carrying value and fair value. Fair values are determined based on quoted market values, discounted cash flows or internal and external appraisals, as applicable. Assets to be disposed of are carried at the lower of carrying value or estimated net realizable value.

NOTES RECEIVABLE

The Company evaluates the collectability of notes receivable on a periodic basis. A loan is impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the loan agreement. For impaired loans, the Company may apply a reserve. The Company applies its loan impairment policy individually to all loans and does not aggregate loans for the purpose of applying such policy. There were no loans impaired during the six months ended June 30, 2016 or 2015.

INVESTMENTS

The Company accounts for investments using the equity method when the Company can exercise significant influence over the entities. The Company accounts for investments using the cost method when the Company owns a non-controlling investment and does not exercise significant influence over the entities.

Investments held on an equity basis:

In October 2013, the Company, through its wholly-owned subsidiary, VantaCruise, Inc. (“Cruise”), acquired a 46.5% membership interest in Cruise Inn Holdings, LLC, a company formed to develop a brand and distribution system for the outdoor hospitality industry. During the six months ended June 30, 2016, and 2015, Cruise funded cash calls totaling $97,600, and $0, respectively. The Company’s investment in Cruise Inn Holdings, LLC, through Cruise, amounted to $0 at June 30, 2016 and 2015, after allocating equity losses.

The Company accounted for its investment in ACC Strategies, LLC (“ACCS”) using the equity method. The Company’s investment in ACCS amounted to $302,221 and $1,517,240 at June 30, 2016 and 2015, respectively, after allocating equity estimated gains and losses.

Investments held on a cost basis:

The Company accounts for its investment in Cal-Vegas Limited using the cost method. The Company’s investment in Cal-Vegas Limited amounted to $18,050 at June 30, 2016 and $18,050 June 30, 2015.

In February 2013, the Company subscribed to an investment in Thayer Ventures Affiliates Fund II, L.P. (the “Fund”) in the amount of $250,000. The Company funded capital calls made by the Fund totaling $37,500 and $50,000 during the six months ended June 30, 2016 and 2015, respectively. The Company’s investment in the Fund amounted to $200,000 and $162,500 at June 30, 2016 and 2015, respectively.

Vantage Hospitality Group, Inc. and Subsidiaries Notes to Consolidated Interim Financial Statements	Page 11

VANTAGE HOSPITALITY GROUP, INC. AND SUBSIDIARIES

(A SUBSIDIARY OF THIRTY-EIGHT STREET, INC.)

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS

JUNE 30, 2016

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company’s financial instruments consist primarily of cash, accounts receivable, related party receivables, and accounts payable. The carrying amounts of these financial instruments approximate their respective estimated fair value due to the relatively short-term nature of these items.

ADVERTISING AND MARKETING COSTS

The Company expenses advertising and marketing costs during the year as incurred. Advertising and marketing expenses for the six months ended June 30, 2016, and 2015 totaled $5,314,272, and $5,264,853, respectively.

USE OF ESTIMATES

The accompanying Consolidated Interim Financial Statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). In preparing the Consolidated Interim Financial Statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and operations for the reporting period. Although these estimates are based on management’s knowledge of current events and actions it may undertake in the future, they ultimately may differ from actual results.

NOTE 3: PREPAID EXPENSES

Prepaid expenses as of June 30, 2016 and 2015 consisted of the following:

	2016	2015
Prepaid insurance	$38,471	$30,879
Prepaid marketing	426,141	371,922
Prepaid estimated income tax	348,578	0
Other prepaid	261	2,758

Total	$813,451	$405,559

NOTE 4: FURNITURE, FIXTURES AND EQUIPMENT

The Company’s property and equipment as of June 30, 2016 and 2015 consisted of the following:

	2016	2015	Method / Life
Leasehold improvements	$280,162	$276,223	SL /15
Computers and software	478,062	452,535	SL / 3-5
Office equipment	180,601	146,619	SL / 5-7
Furniture and fixtures	106,171	132,490	SL / 7

Total	1,044,996	1,007,867
Accumulated depreciation	(362,986)	(326,182)

Net	$682,010	$681,685

Depreciation expense totaled $78,000 and $75,800 for the six months ended June 30, 2016, and 2015, respectively.

Vantage Hospitality Group, Inc. and Subsidiaries Notes to Consolidated Interim Financial Statements	Page 12

VANTAGE HOSPITALITY GROUP, INC. AND SUBSIDIARIES

(A SUBSIDIARY OF THIRTY-EIGHT STREET, INC.)

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS

JUNE 30, 2016

NOTE 5: ACQUISITION OF BRANDS

During the year ended December 31, 2015, the Company completed the acquisition of certain assets and the assumption of certain obligations relating to the ABF Brands for $2,750,000 in cash and recognized $2,587,500 in intangible assets, primarily reflecting acquired ABF license agreements and $162,500 in receivables and office furniture and equipment.

The Company agreed to pay a quarterly assistance fee and certain transition fees to ABF for a period of four years from the closing date. Quarterly assistance and transition fees expense for the six months ended June 30, 2016 and for the six months ended June 30, 2015 totaled $165,394 and $300,191, respectively, and $110,254, and $3,108 is included in accrued expenses as of the six months ended June 30, 2016 and 2015, respectively.

NOTE 6: INTANGIBLE ASSETS

The Company’s intangible assets as of June 30, 2016 and 2015 consisted of the following:

	2016	2015	Method / Life
Acquired ABF license agreements	$2,509,000	$2,509,000	7*
Capitalized licensing rights	188,364	188,364	SL / 2
Websites	190,901	204,901	SL / 5
Trademarks	101,658	71,658	SL / 7

Total	$2,989,923	$2,973,923
Accumulated amortization:
Acquired ABF license agreements	(747,800)	(249,000)
Other intangible assets	(281,063)	(305,328)

Net	$1,961,060	$2,419,595

*	The company has elected to amortize the cost of the acquired ABF license over the expected life of those agreements. The estimated amortization expense for each of the years ending December 31 is as follows:

Amount
2016	$498,800
2017	374,100
2018	374,100
2019	374,100
2020	199,520
Thereafter	189,580

Total	$2,010,200

Amortization expense for intangible assets totaled $272,588 and $275,000 for the six months ended June 30, 2016 and 2015, respectively.

Vantage Hospitality Group, Inc. and Subsidiaries Notes to Consolidated Interim Financial Statements	Page 13

VANTAGE HOSPITALITY GROUP, INC. AND SUBSIDIARIES

(A SUBSIDIARY OF THIRTY-EIGHT STREET, INC.)

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS

JUNE 30, 2016

NOTE 7: NOTES RECEIVABLE – RELATED PARTIES

From time-to-time, the Company enters into agreements with related parties to provide working lines of credit and or advances. Notes receivable from related parties at June 30, 2016, and 2015 consisted of the following:

	2016	2015
Note receivable dated December 31, 2011 (Executive Officer), non-interest bearing; balloons December 31, 2019	$97,376	$121,720
Note receivable dated June 30, 2016 (Executive Officer), non- interest bearing;	125,000	—
Note receivable dated December 31, 2009 (Cal-Vegas); interest at 1.37%; balloons December 31, 2016	426,232	431,754
Note receivable dated December 31, 2009 (Cal-Vegas); interest at 1.37%; balloons December 31, 2017	—	92,332
Note receivable dated December 12, 2014 (Executive Officer), interest at 2%; satisfied in 2015	—	34,426
Note receivable dated May 7, 2013 (VAPAC), interest at 1.37%; satisfied in 2015	—	45,144
Note receivable dated November 5, 2015 (ACC), interest at 3.00%; due December 31, 2018	2,962,862	68,229
Note receivable dated May 29, 2015 (VAPAC), interest at 3.00%; balloons December 31, 2020	1,006,564	2,317,537

Total notes receivable	$4,618,034	$3,111,142
Less current portion	(376,097)	(456,179)

Total long-term notes receivable	$4,241,937	$2,654,963

VAPAC, Inc., a Florida corporation, is owned by certain executive officers of the Company.

NOTE 8: ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses as of June 30, 2016 and 2015 consisted of the following:

	2016	2015
Accounts payable	$1,537,257	$1,812,595
Accrued quarterly assistance fee (Note 5)	110,254	3,108
Accrued professional	64,850	71,493
Accrued salaries	349,821	264,500
Accrued vacation	94,200	89,200
Accrued general and administrative	272,673	287,765
Accrued commission	53,150	14,620

Total	$2,482,205	$2,543,281

Vantage Hospitality Group, Inc. and Subsidiaries Notes to Consolidated Interim Financial Statements	Page 14

VANTAGE HOSPITALITY GROUP, INC. AND SUBSIDIARIES

(A SUBSIDIARY OF THIRTY-EIGHT STREET, INC.)

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS

JUNE 30, 2016

NOTE 9: NOTE PAYABLE AND CREDIT LINE

Note payable:

During the year ended December 31, 2014, the Company purchased 7.8 shares of common stock and 780 shares of Class B Preferred Stock, for a total of $850,000, $325,000, which is payable pursuant to a non-interest bearing promissory note, the maturity date of which is October 1, 2017. The note is personally guaranteed by the Company’s CEO, Roger J. Bloss, and COO, Bernard T. Moyle.

Future principal payments are as follows:

Amount
October 1, 2016	$56,250
June 15, 2017	56,250
October 1, 2017	56,250

Total	$168,750

Credit line:

The Company maintains a bank line of credit providing up to $1,500,000, due upon demand. The line is secured by the Company’s business assets and is personally guaranteed by two of the Company’s officers. The amounts outstanding under this line of credit at June 30, 2016 and 2015 were $0 and $525,000, respectively.

NOTE 10: OPERATING LEASE OBLIGATIONS

The Company has entered into various operating leases, primarily for office space, computer and office equipment. Rent expenses under non-cancelable operating leases totaled $182,730 and $179,460, for the six months ended June 30, 2016 and 2015, respectively.

Future minimum lease payments are as follows:

Amount
Six months ending December 31, 2016	$182,730
2017	346,194
2018	147,393
2019	11,689
2020	—

Total	$688,006

NOTE 11: COMMITMENTS, CONTINGENCIES AND GUARANTIES

Commitments and contingencies:

Vantage is involved in a number of lawsuits and disputes arising in the ordinary course of business. In the opinion of management and Vantage’s legal counsel, the ultimate outcome of such disputes will not have a material adverse effect on Vantage’s business, financial position, results of operation or cash flows.

Vantage Hospitality Group, Inc. and Subsidiaries Notes to Consolidated Interim Financial Statements	Page 15

VANTAGE HOSPITALITY GROUP, INC. AND SUBSIDIARIES

(A SUBSIDIARY OF THIRTY-EIGHT STREET, INC.)

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS

JUNE 30, 2016

NOTE 11: COMMITMENTS, CONTINGENCIES AND GUARANTIES (CONTINUED)

Commitments and contingencies (continued):

Prior to franchising its brands through VFI and VFCI, the Company, through Vantage, offered brand membership agreements that included a license. The Federal Trade Commission (the “FTC”) and certain other foreign jurisdictions (including Mexico and Canada) regulate the sale of franchises. The FTC requires franchisors to make extensive disclosure to prospective franchisees, but does not require registration. A number of states in which Vantage offered brand membership require franchise registration or disclosure in connection with franchise offers and sales. In addition, several states have “franchise relationship laws” or “business opportunity laws” that limit the ability of the franchisor to terminate franchise agreements or to withhold consent to renewal or transfer of these agreements.

Vantage does not consider itself to have been a franchisor in the United States; has not been materially affected by these regulations; and no longer offers brand membership agreements or similar licensing arrangements.

VISI or its president is licensed to offer and sell insurance products in 40 states. Brown Nester is licensed as a real estate broker in the State of California, and operates outside California through a network of brokers licensed to do business in the respective states. Brown Nester’s Florida subsidiary, Brown Nester-Florida, LLC (“BNFL”), is licensed as a real estate broker in the state of Florida. Although no claims are pending or threatened against VISI, Brown Nester, or BNFL by any regulatory authority or other party, the regulated nature of their respective businesses makes it possible that a claim may be asserted. VISI carries what management believes to be sufficient errors and omissions insurance to protect against such contingencies. Neither Brown Nester nor BNFL carries such insurance.

Guaranties with related parties:

On December 15, 2015 the Company entered into two payment guaranties with respect to the refinancing of the first mortgage and financing the renovations of a hotel franchised under one of the Company’s brands. (See Note 12, “Lexington-branded hotel”.) The first guaranty relates to a $21,561,500 line of credit extended to an unconsolidated VIE, LexDevCoJax, LLC (“LexDevCo”), the owner of the hotel. The guaranty is for the payment and performance of the terms of the note, not the collection of the note. The note is secured by a first lien on the property and improvements of the hotel. The guaranty will be effect until the term of the note which expires on December 18, 2022. The outstanding principal amount of the loan at June 30, 2016 was $11,964,999.

The second guaranty relates to a $5,000,000 unsecured financing extended to LexDevCo’s manager and minority shareholder, VAPAC Jacksonville, LLC (“VAPACJax”) and was extended in support of the opportunity to brand a Lexington-branded hotel in Jacksonville. The guaranty will remain in effect until the principal and interest are repaid. The note is an amortizing instrument and has a maturity date of December 2025. The outstanding principal and interest of the loan at June 30, 2016 was $3,333,671.

Both of these notes were current as of June 30, 2016. Management believes the likelihood of having to perform under either of these guaranties is remote.

NOTE 12: RELATED PARTY TRANSACTIONS AND AGREEMENTS

Agreements with parent company:

Vantage is party to a management agreement with its parent, TESI. The management agreement calls for management fees of 5% and 3% of sales revenues (net of revenue derived from the Central Reservation System (CRS), marketing and direct revenue related to Vantage’s annual conference) for the Americas Best Value and the Lexington by Vantage brands, respectively. For these purposes, revenue from the Value Inn Worldwide and Value Hotel Worldwide brands are included with those of the Americas Best Value Inn brand, other than revenue related to the Value Inn Worldwide and Value Hotel Worldwide brands in South Korea, which are included with those of the Lexington brand. Management fees paid to TESI for the six months ended June 30, 2016 and 2015 totaled approximately $321,623, and $311,132, respectively.

Vantage Hospitality Group, Inc. and Subsidiaries Notes to Consolidated Interim Financial Statements	Page 16

VANTAGE HOSPITALITY GROUP, INC. AND SUBSIDIARIES

(A SUBSIDIARY OF THIRTY-EIGHT STREET, INC.)

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS

JUNE 30, 2016

NOTE 12: RELATED PARTY TRANSACTIONS AND AGREEMENTS (CONTINUED)

Agreements with parent company:

Vantage is party to a licensing agreement with its parent, TESI. The licensing agreement calls for royalties of 3% of all revenue net of revenue derived from the CRS, marketing and direct revenue related to Vantage’s annual conference. Royalties for the six months ended June 30, 2016 and 2015 totaled $199,730, and $188,910, respectively.

Relationship with marketing firm:

During the six months ended June 30, 2016 and 2015, Vantage was billed by JCF Marketing, Inc. (“JCF”), a related party, approximately $242,138 and $250,239, respectively, in agency fees and was billed by JCF $1,319,985 and $1,193,953, respectively, in other marketing and related expenses. The principal of JCF is a member of the Board of Directors of Vantage and JCF owns approximately 2.3% of Vantage as of June 30, 2016.

Compensation to Officers and Directors:

During the six months ended June 30, 2016, and 2015, the Company compensated certain officers and beneficial owners of Vantage salary and other compensation totaling $445,439 and $384,495, respectively. The Company paid board of director fees in the six months ended June 30, 2016 totaling $60,000 and $0 during the six months ended June 30, 2015, respectively.

Lexington-branded hotel:

During the year ended December 31, 2015, BNFL entered into an agreement with LexDevCo, the owner of a Lexington-branded hotel in Jacksonville, Florida, pursuant to which BNFL oversees the capital improvements and other aspects of an extensive renovation project for that hotel. Two of Vantage’s executive officers own an interest in a corporation that is the minority member of VAPACJax, the limited liability company that owns a minority interest in LexDevCo, resulting in those officers owning a beneficial interest in LexDevCo of approximately 5.5% combined. The majority of the ownership (and voting rights) of LexDevCo and of VAPACJax is owned by separate groups of third parties unaffiliated with the Company. Under the terms of the operating agreements of LexDevCo and of VAPACJax, Vantage’s officers (individually, and not in their corporate roles) have limited ability to make decisions on behalf of LexDevCo or on behalf of VAPACJax, as all significant decisions and actions require the approval of the majority member. Such decisions and actions include approving operating and capital budgets; all corporate finance transactions, including incurring debt; entering into any branding, management, or similar agreements; and disposing of the hotel. Because neither the Company nor its officers own a controlling financial interest or otherwise achieve primary beneficiary status as to LexDevCo or VAPACJax, the Company has determined that neither VIE warrants consolidation in the Company’s financial statements.

During the six months ended June 30, 2016, the Company earned renovation project management fees from LexDevCo of $137,500. In that period, the Company earned $89,810 in monthly franchise, marketing, and brand-associated fees, $14,034 of which remained due at the period then ended.

NOTE 13: RETIREMENT PLAN (401(k))

Since January 1, 2009, Vantage has sponsored the Vantage Hospitality Group, Inc. 401(k) Retirement Savings Plan, which covers substantially all eligible employees of Vantage and its subsidiaries. Participating employees may elect to contribute, on a tax-deferred basis, a portion of their compensation in accordance with Section 401(k) of the Internal Revenue Code. Vantage matches employee contributions up to 4% of the employee’s salary, and additional contributions may be made to the Plan at the discretion of the employer. Employer contributions vest immediately. For the six months ended June 30, 2016 and 2015, Vantage expensed contributions to the Plan of $342,803, and $286,384, respectively.

Vantage Hospitality Group, Inc. and Subsidiaries Notes to Consolidated Interim Financial Statements	Page 17

VANTAGE HOSPITALITY GROUP, INC. AND SUBSIDIARIES

(A SUBSIDIARY OF THIRTY-EIGHT STREET, INC.)

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS

JUNE 30, 2016

NOTE 14: INCOME TAXES

The Company’s deferred taxes are provided on temporary differences arising from assets and liabilities whose bases are different for financial reporting and income tax purposes. Deferred taxes relate primarily to allowances for bad debts, differences in books and tax basis in accounting for investments, and differences in calculating depreciation on fixed assets and amortization of acquired license agreements.

Deferred income tax assets and liabilities at June 30, 2016 and 2015 consisted of the following:

	2016		2015
	Current	Non-current	Current	Non-current
Deferred tax assets	$213,250	$95,443	$325,099	$0
Deferred tax liabilities	—	—		(167,718)

Total	$213,250	$95,443	$325,099	$(167,718)

Income tax expense for the six months ended June 30, 2016, and 2015 consisted of the following:

	2016	2015
Current:
Federal	$307,444	$1,015,382
State and other taxes	45,000	143,500
Deferred income tax expense (benefit)	(57,376)	(17,193)

Total	$295,068	$1,141,689

The income tax provision shown on the statement of income may differ from the amounts that would result from applying statutory tax rates to income before income taxes primarily because of nondeductible expenses, the marginal tax rates used to compute deferred taxes, and the effect of state income taxes.

NOTE 15: CHANGE IN ACCOUNTING PRINCIPLE

The Company decided at the beginning of 2015 to adopt the par value method of accounting for treasury stock. The Company had used the cost method for financial and tax reporting purposes since inception and maintained records adequate to apply the par value method retrospectively. The Company retired all treasury shares and such shares are no longer outstanding. Since the par value method of accounting for treasury shares accounts for such acquisitions by reducing outstanding shares and paid-in capital, this method was adopted.

Under the cost method, the Company recorded the entire amount of the cost of treasury stock in a “Treasury Stock Account” which appeared on the balance sheet under Retained earnings with in the equity section. Under the cost method there is no reduction in outstanding shares nor is there any reduction in the related paid-in capital. Conversely, the par value method of accounting for treasury stock contemplates a retirement of outstanding shares and a reduction paid-in capital. Retained earnings is reduced by the excess of the cost to acquire these treasury shares over the par value and paid-in capital.

Vantage Hospitality Group, Inc. and Subsidiaries Notes to Consolidated Interim Financial Statements	Page 18

VANTAGE HOSPITALITY GROUP, INC. AND SUBSIDIARIES

(A SUBSIDIARY OF THIRTY-EIGHT STREET, INC.)

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS

JUNE 30, 2016

NOTE 15: CHANGE IN ACCOUNTING PRINCIPLE (CONTINUED)

The effects of the change in accounting principles on the stockholders’ equity section are presented in the following table:

	December 31, 2014
	As Computed under	As Reported under
	Cost Method	Par Value Method	Effect of change
Common Stock	$88	$80	$(8)
Preferred Stock	16,978	16,198	(780)
Additional paid-in capital	557,497	—	(557,497)
Retained earnings	9,613,667	9,015,711	(597,956)
Treasury stock	(1,156,241)	—	1,156,241

Total	$9,031,989	$9,031,989	$—

NOTE 16: CAPITAL STOCK

VANTAGE HOSPITALITY GROUP, INC.

Vantage is authorized to issue up to 100,000 shares of common stock, $1.00 par value per share, and up to 100,000 shares of preferred stock, with such rights and preferences as the Board of Directors may determine from time to time.

Common stock

As of June 30, 2016 and 2015, Vantage had 88 and 80 shares of common stock outstanding, respectively. All common stockholders have identical voting rights and are entitled to one vote per share, with no preemptive rights.

VANTAGE HOSPITALITY GROUP, INC. (CONTINUED)

Class B preferred stock

Vantage’s Board of Directors has designated 20,000 shares as Class B Preferred Stock, $1.00, par value, of which 14,101 and 16,198 were outstanding as of June 30, 2016 and 2015, respectively.

Each share of Class B Preferred Stock is entitled to .00375% of all dividends declared as to any class of capital stock other than Class B Preferred Stock, until such time as the holder receives twice the initial purchase price paid to Vantage. Thereafter, each share of Class B Preferred Stock is entitled to .00125% of such dividends declared until the holder receives an additional amount equal to the purchase price paid to Vantage for such shares. In the event of any voluntary or involuntary liquidation, dissolution or winding up of Vantage, the holders of Preferred Class B Preferred Stock shall be entitled to receive out of distributable assets and before any payments to holders of common stock, a liquidation preference of $80 per share, less the cumulative amount of dividends previously or contemporaneously paid with respect to such shares. Further, the Class B Preferred Stock shall not be convertible into any other security of Vantage and, except as otherwise expressly required by Florida law, the holders of Class B Preferred Stock shall not be entitled to voting rights.

Redeemed and Cancelled Stock

During the year ended December 31, 2014, the Company purchased 7.8 shares of common stock and 780 shares of Class B Preferred Stock, for a total of $850,000, $325,000, which is payable pursuant to a non-interest bearing promissory note, the maturity date of which is October 1, 2017. The note is personally guaranteed by the Company’s CEO, Roger J. Bloss, and COO, Bernard T. Moyle.

Vantage Hospitality Group, Inc. and Subsidiaries Notes to Consolidated Interim Financial Statements	Page 19

VANTAGE HOSPITALITY GROUP, INC. AND SUBSIDIARIES

(A SUBSIDIARY OF THIRTY-EIGHT STREET, INC.)

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS

JUNE 30, 2016

NOTE 16: CAPITAL STOCK (CONTINUED)

VANTAGE FRANCHISING, INC. (formerly Lexington Franchising Inc.)

VFI, is authorized to issue 1,000 shares of common stock, $.001 par value per share, 100 shares of which were outstanding at June 30, 2016 and 2015.

VANTAGE FRANCHISING (CANADA) INC. (formerly Canadas BV Inn, Inc.)

VFCI is authorized to issue an unlimited number of shares, in accordance with the laws of British Columbia. As of June 30, 2016 and 2015, 100 shares were outstanding.

LHINDI, INC.

LHINDI is authorized to issue 1,000 shares of common stock, $.001 par value per share, 100 shares of which were outstanding at June30, 2016 and 2015.

VANTAGE INSURANCE SERVICES, INC.

VISI is authorized to issue up to 1,000,000 shares of common stock, $.001 par value per share, and up to 100,000 shares of preferred stock, with such rights and preferences as the Board of Directors may determine from time to time.

Common Stock

As of June 30, 2016 and 2015, there were 15,716 shares of common stock of VISI outstanding.

Series A Founders Stock

As of December 31, 2011, the Board of Directors of VISI had designated nine shares of preferred stock as Series A Founders Preferred Stock; subsequent to year end, the number of shares authorized was increased to 15. At June 30, 2016 and 2015, there were nine shares of Series A Founders Preferred Stock outstanding.

In the event the Board of Directors of VISI declares a dividend on any class of capital stock, each share of Series A Founders Preferred Stock shall be entitled to five percent (5%) of such dividend. In the event of liquidation, sale, merger, and on other stated events, the holders of the Series A Founders Preferred Stock and the holders of Series B Preferred Stock (if any) shall share in a preference of $150,000. Thereafter, the holders of Series A Founders Preferred Stock shall share in a second preference of $150,000 before sharing ratably with the holders of Series B Preferred Stock and holders of commons stock. Further, each share of Series A Founders Stock shall convert into a number of shares of common stock equal to 5% of the outstanding common stock of VISI, on a fully-diluted basis, immediately prior to any sale, merger, or similar business combination. Prior to conversion, and the holders of such stock will have the right to vote as if such shares had been converted to common stock.

Vantage Hospitality Group, Inc. and Subsidiaries Notes to Consolidated Interim Financial Statements	Page 20

VANTAGE HOSPITALITY GROUP, INC. AND SUBSIDIARIES

(A SUBSIDIARY OF THIRTY-EIGHT STREET, INC.)

NOTES TO CONSOLIDATED INTERIM FINANCIAL STATEMENTS

JUNE 30, 2016

NOTE 16: CAPITAL STOCK (CONTINUED)

BROWN NESTER HOSPITALITY SERVICES, INC.

Brown Nester Hospitality Services, Inc., is authorized to issue 100,000 shares of common stock, $1.00 par value per share, 100 of which were outstanding at June 30, 2016, and 2015. Brown Nester also is authorized to issue 1,000 shares of preferred stock, $.001 par value per share. In November 2012, the Board of Directors of Brown Nester authorized two series of preferred stock, as follows:

Series A convertible preferred stock

The Board of Directors of Brown Nester designated ten shares of preferred stock as Series A Convertible Preferred Stock. This series of preferred stock does not vote (except as required by law) and may be converted into common stock of Brown Nester on the sale or merger of Brown Nester, on the liquidation of the company, or if such shares are acquired by the company on the death of the holder. Each share of preferred stock entitles the holder to a dividend equal to 14.5% of any dividends paid to holders of common. As of June 30, 2016 and 2015, there were four shares of Series A Convertible Preferred Stock outstanding.

Series B convertible preferred stock

The Board of Directors designated one share of preferred stock as Series B Convertible Preferred Stock. Despite its name, this stock is not convertible into common stock, nor does it have a dividend feature. Each share of Series B Convertible Preferred Stock entitles the holder to two votes on matters submitted to the holders of the company’s common stock. As of June 30, 2016 and 2015, there was one share of this stock outstanding.

VANTACRUISE, INC.

VantaCruise, Inc. is authorized to issue 1,000 shares of common stock, $.001 par value per share, 100 shares of which were outstanding at June 2016 and 2015.

NOTE 17: SUBSEQUENT EVENTS

Subsequent events were evaluated through August 19, 2016, which is the date the financial statements were available to be issued. There were no material subsequent events through August 19, 2016.

Vantage Hospitality Group, Inc. and Subsidiaries Notes to Consolidated Interim Financial Statements	Page 21

VANTAGE HOSPITALITY GROUP, INC. & SUBSIDIARIES

(A SUBSIDIARY OF THIRTY-EIGHT STREET, INC.)

CONSOLIDATED SUPPLEMENTARY SCHEDULES OF OPERATING EXPENSES

FOR THE SIX MONTHS ENDED JUNE 30,

	2016	2015
CONSOLIDATED SELLING, RESERVATION, GENERAL AND ADMINISTRATIVE:

Administrative payroll	$1,362,318	$1,223,267
Bad debts	109,354	231,161
Bank and credit card processing fees	133,415	124,728
Board of director fees	60,000	—
Bonus and commissions	491,665	440,417
Charitable contributions	9,880	2,845
Communication and telephone	81,398	78,621
Employee benefits	674,600	652,916
Executive compensation	445,439	384,495
Insurance	63,780	67,469
Licenses dues and subscriptions	125,505	94,466
Management and trademark fees (related parties)	521,353	500,042
Meals	63,974	20,273
Office supplies	49,019	63,712
Other	138,171	118,265
Payroll taxes	348,615	322,445
Postage and delivery	53,353	39,413
Professional fees	298,616	407,871
Property management system costs	108,680	44,705
Quarterly assistance and transition Fees	165,934	300,191
Rent	160,171	154,149
Computer software and maintenance	105,329	170,884
Reservation fees	2,282,984	2,370,905
Sales payroll	710,616	663,248
SSAP inspection fees	61,636	116,287
SSAP payroll	329,788	346,315
Travel	302,534	271,352

Total consolidated selling, reservation, general and administrative	$9,258,127	$9,210,442

The accompanying notes are an integral part of these consolidated financial statements.

VANTAGE HOSPITALITY GROUP, INC. & SUBSIDIARIES

(A SUBSIDIARY OF THIRTY-EIGHT STREET, INC.)

CONSOLIDATED SUPPLEMENTARY SCHEDULES OF OPERATING EXPENSES

FOR THE SIX MONTHS ENDED JUNE 30,

	2016	2015
CONSOLIDATED MARKETING:

AAA advertsing costs	$32,123	$34,491
Consumer promotions	90,303	94,725
CRM program	34,822	20,835
JCF Marketing (related party)	242,138	250,239
Lodging directories	37,617	66,521
Magazine and print advertising	275,084	196,959
Marketing and advertising salaries	1,150,606	1,055,009
Member development	255,426	300,776
News letters, flyers	66,151	77,341
On line marketing	1,096,538	1,111,254
Other	138,858	118,411
Pay per click	617,986	627,361
Tour and travel marketing	176,601	113,382
Trade shows	84,300	120,637
Travel guides	177,400	197,623
TV and Radio advertising	658,293	728,117
Value Club	99,580	81,630
Website maintenance	80,446	69,542

Total consolidated marketing	$5,314,272	$5,264,853

CONSOLIDATED OTHER MEMBERSHIP AND CONFERENCE:

Rooms and audio visual	$6,681	$1,981
Catering and meals	29,680	50,000
Conference programs and registration	44,578	3,525
Conference support	16,313	11,484
Conference entertainment	156	2,120
Consultants, speakers and celebrities	—	125
Convention center	—	9,114
Corporate uniforms	11	39
Office supplies	—	790
Staffing	55,927	75,982

Total consolidated other membership and conference	$153,346	$155,160

The accompanying notes are an integral part of these consolidated financial statements.